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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Worlds Inc. (formerly Worlds Acquisition Corp.)
Boston, Massachusetts


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement our report dated March 25, 1998, relating to the financial statements of Worlds Inc. (a development stage enterprise) which is contained in that Prospectus, for the period April 8, 1997 (inception) to December 31, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





                                                              BDO Seidman, LLP

New York, New York
April 3, 1998


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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Worlds Inc. - Predecessor
San Francisco, California


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement our report dated March 25, 1998, relating to the financial statements of Worlds Inc. - Predecessor (a development stage enterprise) which is contained in that Prospectus, as of December 3, 1997 and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1996, period ended December 3, 1997 and for the period from inception (April 26, 1994) to December 3, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





                                                              BDO Seidman, LLP

San Francisco, California
April 3, 1998